EXHIBIT 5

[LETTERHEAD OF SHUMACKER WITT GAITHER & WHITAKER, P.C.]

August 24, 2004

Board of Directors
The Dixie Group, Inc.
345-B Nowlin Lane
Chattanooga, TN 37421

Gentlemen:

We have acted as counsel to The Dixie Group, Inc., a corporation organized under the laws of the State of Tennessee (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of an aggregate of 35,686 shares of the Company's Common Stock, par value $3.00 per share (the "Shares"), which may be sold from time to time by the selling shareholders identified in the Reoffer Prospectus included in Company's Registration Statement on Form S-8 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission on or about August 24, 2004.

As counsel for the Company, we have examined such agreements, documents, certificates of public officials and certificates of officers of the Company as we deemed relevant and necessary as the basis for the opinion hereafter expressed. In such examinations, we have assumed the genuineness of all signatures, the legal capacity of natural persons signing or delivering any instrument, and the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as conformed or photostatic copies, as well as the authenticity of the originals of such documents.

Based upon and subject to the foregoing, we are of the opinion that the Shares which are the subject of the Registration Statement have been duly and validly issued and are fully paid and non-assessable.

We hereby consent to the reference to this firm under the caption "Legal Opinions" in the Reoffer Prospectus included in the Registration Statement and to the inclusion of this opinion as part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission.

We are members of the Bar of the State of Tennessee and do not purport to be experts in the laws of jurisdictions other than the State of Tennessee and the federal laws of the United States of America. This opinion is furnished to you solely for your information in connection with the Registration Statement and is not to be used, circulated, quoted or otherwise referred to for any other purpose without our express written permission.

SHUMACKER WITT GAITHER & WHITAKER, P.C.

/s/ Shumacker Witt Gaither & Whitaker, P.C.